Exhibit 4(c)

Loan Agreement

Between

Louisiana Local Government Environmental Facilities and
Community Development Authority

and

Entergy Louisiana, LLC

Dated as of April 1, 2021

$16,200,000
Louisiana Local Government Environmental Facilities
and Community Development Authority
Revenue Refunding Bonds
(Entergy Louisiana, LLC Project)
Series 2021A

2

Loan Agreement
This Loan Agreement dated as of April 1, 2021 (together with any amendments and supplements hereto, this "Agreement"), is between the Louisiana Local Government Environmental Facilities and Community Development Authority (as more fully defined in Section 1.1 hereof, the “Authority”), a political subdivision of the State of Louisiana (the "State") established for public purposes pursuant to the authority of Chapter 10-D of Title 33 of the Louisiana Revised Statutes of 1950, as amended (La. R.S. 33:4548.1 through 4548.16) (the "LCDA Act"), and Entergy Louisiana, LLC, a Texas limited liability company, duly qualified to do business in the State (together with any permitted successors or assigns under this Agreement, the "Company").
W I T N E S S E T H :
WHEREAS, the Authority is authorized and empowered by law, including particularly the provisions of the LCDA Act and Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the "Act"), to issue refunding bonds for the purpose of refunding, readjusting, restructuring, refinancing, extending or unifying the whole or any part of outstanding securities of the Authority in an amount sufficient to provide funds necessary to effectuate the purpose for which the refunding bonds are being issued and to pay all costs associated therewith; and
WHEREAS, the Company has requested that the Authority issue $16,200,000 of its Revenue Refunding Bonds (Entergy Louisiana, LLC Project) Series 2021A (as more fully defined in Section 1.1 hereof, the "Series 2021A Bonds") for the purpose of refunding a portion of the Louisiana Public Facilities Authority Refunding Revenue Bonds (Entergy Louisiana LLC Project) Series 2016B (the "Series 2016B Bonds") issued in the original principal amount of $115,000,000, which Series 2016B Bonds were issued for the purpose of providing funds to refinance the Company’s obligations incurred to refinance certain air and water pollution control and sewerage and solid waste disposal facilities at Unit 3 (Nuclear) of the Waterford Steam Electric Station of the Company; and
WHEREAS, the Authority may authorize and issue Additional Bonds (as defined in Section 1.1 of this Agreement) pursuant to the Trust Indenture dated as of April 1, 2021 (as more fully defined in Section 1.1 hereof, the "Indenture") by and between the Authority and the Bank of New York Mellon, as trustee (as more fully defined in Section 1.1 hereof, the "Trustee"), and Section 4.2 of this Agreement; and
WHEREAS, in consideration of the issuance of the Bonds (as defined in Section 1.1 of this Agreement) by the Authority, the Company will agree to make payments in an amount sufficient to pay the principal of, premium, if any, and interest on the Bonds pursuant to this Agreement, said Bonds to be paid solely from the Revenues (as defined in Section 1.1 of this Agreement), and said Bonds shall not constitute an indebtedness or pledge of the general credit of the Authority or the State, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise; and

WHEREAS, the execution and delivery of this Agreement under the Act have been in all respects duly and validly authorized by resolution duly adopted by the Authority;
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the Authority and the Company agree as follows (provided that any obligation of the Authority created by or arising out of this Agreement shall not impose a debt or pecuniary liability upon the State or any political subdivision thereof, or a charge upon the general credit or taxing powers of such bodies, but shall be payable solely out of the Revenues (as defined in Section 1.1 of this Agreement) and, to the extent provided in this Agreement, out of the proceeds of the sale of the Series 2021A Bonds and any temporary investment thereof as herein provided).

ARTICLE I
DEFINITIONS

SECTION 1.1        Definitions. In addition to the words and terms elsewhere defined in this Agreement or in the Indenture, the following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning:
"Additional Bonds" shall mean Bonds in addition to the Series 2021A Bonds which are issued pursuant to the provisions of Section 2.11 of the Indenture.
"Administration Expenses" shall mean the reasonable and necessary fees, costs and expenses incurred by the Authority with respect to this Agreement, the Indenture and any transaction or event contemplated by this Agreement or the Indenture including the compensation and reimbursement of fees, costs and expenses and advances payable to the Trustee, any paying agent, any co-paying agent, and the registrar under the Indenture.
"Authority" shall mean the Louisiana Local Government Environmental Facilities and Community Development Authority, a political subdivision of the State, created pursuant to the provisions of the LCDA Act, or any agency, board, body, commission, department or office succeeding to the principal functions thereof or to whom the powers conferred upon the Authority by said provisions shall be given by law.
"Authorized Company Representative" shall mean any treasurer, assistant treasurer or vice president of the Company or the person or persons at the time designated to act on behalf of the Company by any one of said officers, such designation in each case, to be evidenced by a certificate furnished to the Authority and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by said officer.
"Bond Counsel" shall mean any firm of nationally recognized municipal bond counsel selected by the Company and acceptable to the Authority and the Trustee.
"Bond Fund" shall mean the fund by that name created and established in Section 5.1 of the Indenture.
"Bonds" shall mean the Series 2021A Bonds and any Additional Bonds issued by the Authority pursuant to the Indenture.
"Code" shall mean the Internal Revenue Code of 1986, as heretofore or hereafter amended.
"Collateral Trust Mortgage Bonds" shall mean one or more series of bonds issued and delivered under the Company Mortgage and held by the Trustee pursuant to Section 5.9 of this Agreement.
"Company Mortgage" shall mean the Company's Mortgage and Deed of Trust, dated as of November 1, 2015, made to The Bank of New York Mellon, as trustee, as heretofore and hereafter amended and supplemented, including by the Sixteenth Supplemental Indenture dated as of April 1, 2021, pursuant to which the series of Collateral Trust Mortgage Bonds relating to the Series 2021A Bonds will be issued.
"Company Mortgage Trustee" shall mean the trustee under the Company Mortgage.
"Continuing Disclosure Agreement" shall mean the agreement substantially in the form of Exhibit A hereto.
"Costs of Issuance" shall mean all fees, charges and expenses incurred in connection with the authorization, preparation, sale, issuance and delivery of the Bonds and the Collateral Trust Mortgage Bonds, including, without limitation, financial, legal and accounting fees, expenses and disbursements, rating agency fees, the Authority's expenses attributable to the issuance of the Bonds, the cost of printing, engraving and reproduction services and the initial or acceptance fee of the Trustee, all of which shall be paid by the Company with funds other than the proceeds of the Bonds.
"Event of Default" shall mean any event of default specified in Section 8.1 hereof.
"Facilities" shall mean certain of the Company’s air and water and pollution control and sewerage and solid waste disposal facilities at Unit 3 (Nuclear) of the Company's Waterford Steam Electric Station of the Company.
"Hazardous Substances" shall mean any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any environmental law now or hereafter in effect, other than those used, collected, treated, disposed, stored, controlled, removed or cleaned up in the ordinary course of the Company’s business, which the Company represents and warrants that it will use, collect, treat, dispose, store, control, remove or clean up in accordance with any applicable law or regulation.
"Indenture" shall mean the Trust Indenture dated as of April 1, 2021 by and between the Authority and the Trustee securing the Bonds, and any amendments and supplements thereto.
"Loan Payments" means the payments to be made by the Company pursuant to Section 5.2 of this Agreement.
"outstanding", when used with reference to the Bonds, shall mean, as of any particular date, all Bonds authenticated and delivered under the Indenture except:
(a)Bonds canceled at or prior to such date or delivered to or acquired by the Trustee prior to such date for cancellation;
(b)Bonds deemed to be paid in accordance with Article IX of the Indenture;
(c)Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture; and

(d)Bonds registered in the name of the Authority.
"Plant" shall mean Unit 3 (Nuclear) of the Waterford Steam Electric Station owned and operated by the Company and located in the geographic limits of the Parish of St. Charles, State of Louisiana.
"Refunding Date" shall mean June 1, 2021, for the portion of the Series 2016B Bonds being refunded with proceeds of the Series 2021A Bonds or such later date as may be established by the Company; provided, however, that the Refunding Date for such Series 2016B Bonds shall not be later than ninety (90) days following the date of delivery of the Series 2021A Bonds to the original purchaser or purchasers of the Series 2021A Bonds.
"Regulations" shall mean the applicable proposed, temporary or final regulations promulgated under the Code, as such regulations may be amended or supplemented from time to time.
"Revenues" shall mean all moneys paid or payable by the Company to the Trustee for the account of the Authority in respect of the principal of, premium, if any, and interest on the Bonds, including, without limitation, amounts paid or payable by the Company pursuant to Sections 5.2 and 9.1 of this Agreement as Loan Payments, amounts paid or payable by the Company in respect of the Collateral Trust Mortgage Bonds, and all receipts of the Trustee credited under the provisions of the Indenture against such payments.
"Series 1984 Bonds" shall mean the Parish of St. Charles, State of Louisiana Adjustable/Fixed Rate Pollution Control Revenue Bonds (Louisiana Power and Light Company) Series 1984, which were issued to finance the Facilities.
"Series 2021A Bonds" shall mean the $16,200,000 aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Refunding Bonds (Entergy Louisiana, LLC Project) Series 2021A authorized to be issued pursuant to the Indenture.
"Trustee" shall mean The Bank of New York Mellon, as trustee under the Indenture, and its successors as trustee.
SECTION 1.2        Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinabove", "hereinafter", and other equivalent words and phrases refer to this Agreement and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bond", "owner", "holder" and "person" shall include the plural, as well as the singular, number.

Unless the context shall otherwise indicate, "Person" or "person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
SECTION 1.3.    Nontaxability. It is intended by the parties hereto that this Agreement and all action taken hereunder be consistent with and pursuant to the resolution of the governing authority of the Authority relating to the Bonds, and that the interest on the Bonds be excluded from the gross income of the recipients thereof for federal income tax purposes other than with respect to a person who is a "substantial user" of the Facilities or a "related person" of a "substantial user" within the meaning of the Code by reason of the provisions of the Code. The Company will not use any of the funds provided by the Authority hereunder in such a manner as to impair the exclusion of interest on any of the Bonds from the gross income of the recipient thereof for federal income tax purposes nor will it take any action that would impair such exclusion or fail to take any action if such failure would impair such exclusion.

ARTICLE II
REPRESENTATIONS

SECTION 2.1        Representations and Warranties of the Authority. The Authority makes the following representations and warranties as the basis for the undertakings on the part of the Company herein contained:
(a)The Authority is a political subdivision of the State.
(b)The Authority has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action of the governing body of the Authority, the Authority has been duly authorized to execute and deliver this Agreement.
(c)The Authority has not assigned, and will not, except as otherwise required by mandatory provisions of law, assign its interest in this Agreement other than to secure the Bonds.
SECTION 2.2        Representations and Warranties of the Company. The Company makes the following representations and warranties as the basis for the undertakings on the part of the Authority herein contained:
(a)The Company is a Texas limited liability company in good standing in the State of Texas, is duly qualified and in good standing to do business in the State, is not in violation of any provision of its organizational documents, has power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein, including, without limitation, the power to issue and deliver the Collateral Trust Mortgage Bonds as contemplated herein and in the Company Mortgage, and has duly authorized the execution and delivery of this Agreement by proper limited liability company action.
(b)Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, including, without limitation, the issuance and delivery of the Collateral Trust Mortgage Bonds, will conflict with or result in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or will constitute a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company except any interests created herein, under the Indenture or under the Company Mortgage.
(c)The Federal Energy Regulatory Commission has approved all matters relating to the Company's participation in the transactions contemplated by this Agreement and the Company Mortgage which require said approval, and no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation therein, except such as may have been obtained or may be required under the securities laws of any state or in connection with the issuance of series of Additional Bonds.
(d)The Company will execute the Continuing Disclosure Agreement attached hereto as Exhibit A contemporaneously with the execution of this Agreement and agrees to comply with the requirements set forth therein.

ARTICLE III
THE FACILITIES

SECTION 3.1        Maintenance of Facilities; Remodeling. The Company shall, at its expense, cause the Facilities, and every element and unit thereof, to be maintained, preserved and kept in good repair, working order and condition, and from time to time to cause all needful and proper repairs, replacements, additions, betterments and improvements to be made thereto; provided, however, that the Company may exercise all of such rights, powers, elections and options to cause the discontinuance of the operation of, or reduce the capacity of, the Facilities, or any element or unit thereof, if, in the judgment of the Company, any such action is necessary or desirable in the conduct of the business of the Company, or if the Company is ordered so to do by any regulatory authority having jurisdiction in the premises, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale.
The Company may at its own expense cause the Facilities to be remodeled or cause substitutions, modifications and improvements to be made to the Facilities from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Facilities.
SECTION 3.2        Insurance. The Company shall, at its expense, cause the Facilities to be kept insured against fire to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies or, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against such loss of companies similarly situated and operating like properties. All proceeds of such insurance, or such other method or plan, shall be for the account of the Company.
SECTION 3.3        Condemnation; Eminent Domain. (a) In the event that title to or the temporary use of the Facilities, or any part thereof, shall be taken in condemnation or by the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental or statutory authority, any proceeds from any award or awards in respect of the Facilities or any part thereof made in such condemnation or eminent domain proceedings, after payment of all expenses incurred in the collection thereof, shall be paid for the account of the Company.
(b)    The Company shall be entitled to the entire proceeds of any condemnation award or portion thereof made for damages to or takings of its own property other than the Facilities.

ARTICLE IV
ISSUANCE OF BONDS; DISPOSITION OF PROCEEDS OF BONDS

SECTION 4.1        Issuance of the Series 2021A Bonds. The Authority shall issue the Series 2021A Bonds under and in accordance with the Indenture, subject to the provisions of any bond purchase agreement between the Authority and the original purchaser or purchasers of the Series 2021A Bonds. The Company hereby approves the issuance of the Series 2021A Bonds and all terms and conditions thereof.
SECTION 4.2        Additional Bonds. So long as the Company shall not be in default hereunder, and at the request of the Company, the Authority may authorize and issue Additional Bonds in aggregate principal amounts specified from time to time by the Company in order to provide funds for the purpose of refunding the Series 2021A Bonds or any series of Additional Bonds, in whole or in part, or any combination thereof. Any such issuance of Additional Bonds shall be in accordance with the Indenture, including Sections 2.7 and 2.11 thereof.
The right to issue Additional Bonds set forth in this Agreement and the Indenture shall not imply that the Authority and the Company may not enter into, and the Authority and the Company expressly reserve the right to enter into, to the extent permitted by law, another agreement or agreements with respect to the issuance by the Authority, under an indenture or indentures other than the Indenture, of bonds to fund additional facilities at the Plant or refunding bonds to refund all or any principal amount of all or any series of Bonds, and the provisions of this Agreement and the Indenture governing the issuance of Additional Bonds shall not apply thereto.
SECTION 4.3        Disposition of Bond Proceeds. In consideration of the loan by the Authority to the Company of the proceeds of the sale of the Series 2021A Bonds as provided in Section 5.1 hereof, the Company agrees that the proceeds of the Series 2021A Bonds shall be deposited in accordance with Section 6.1 of the Indenture in order to redeem, together with other available moneys of the Company, a portion of the outstanding Series 2016B Bonds on the Refunding Date. The proceeds from the sale of any Additional Bonds shall be applied simultaneously with the delivery of such Additional Bonds in the manner provided in the Indenture and in the supplemental indenture authorizing such Additional Bonds.
SECTION 4.4        Agreement to Redeem Series 2016B Bonds. On the Refunding Date, the Company agrees to pay to the paying agent for the Series 2016B Bonds any amount necessary to pay interest due on the Series 2016B Bonds being redeemed with proceeds of the Series 2021A Bonds through such Refunding Date. The Company shall pay out of its own money and not out of proceeds of the Bonds all reasonable Costs of Issuance with respect to the Bonds.

ARTICLE V
THE LOAN; OTHER OBLIGATIONS; COLLATERAL TRUST MORTGAGE BONDS

SECTION 5.1        Loan. The proceeds of the sale of the Series 2021A Bonds, which shall be deposited in accordance with Section 6.1 of the Indenture, are hereby loaned by the Authority to the Company in accordance with the provisions of this Agreement. The Authority hereby agrees to make additional loans to the Company from time to time from the proceeds of any Additional Bonds issued by the Authority pursuant to the Indenture.
SECTION 5.2        Loan Payments. To repay the loan, the Company shall make or cause to be made Loan Payments in installments, so as to provide amounts for the timely payment of the principal of, premium, if any, and interest on the Bonds on the dates and in the amounts and in the manner provided in the Indenture for the Authority to cause payment to be made to the Trustee of principal of, premium, if any, and interest on the Bonds, whether at maturity, upon redemption or acceleration, or otherwise; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Authority thereunder in respect of the principal of or premium, if any, or interest on the Bonds.
SECTION 5.3        Bond Fund. The Company shall pay the Loan Payments required of it under this Agreement by remitting or causing to be remitted the same directly to the Trustee for deposit in the Bond Fund established under the Indenture and administered by the Trustee as provided in the Indenture.
SECTION 5.4        Payments to Authority. Out of funds provided by the Company, there shall be paid (i) all of the Authority's reasonable actual out-of-pocket expenses and costs of issuance in connection with the Bonds, and (ii) on the date of delivery of the Bonds, a financing acceptance fee in the amount of $60,000.00. Such payments shall be used for the purpose of paying administrative and related costs of the Authority, but shall not include Trustee fees incurred by the Authority in enforcing the provisions of this Agreement.
SECTION 5.5        Payments Assigned; Obligation Absolute. It is understood and agreed that all Loan Payments to be made by the Company are, by the Indenture, to be pledged by the Authority to the Trustee, and that all rights and interest of the Authority hereunder (except for the Authority's rights under Sections 5.4, 5.6, 5.7, 5.8 and 8.5 hereof and any rights of the Authority to receive notices, certificates, requests, requisitions, directions and other communications hereunder), and under the Collateral Trust Mortgage Bonds (including the right to receive the Collateral Trust Mortgage Bonds under this Agreement), are to be pledged and assigned to the Trustee. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the Loan Payments shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach under this Agreement, the Indenture or otherwise by the Authority or the Trustee or any other party, or out of any obligation or liability at any time owing to the Company by the

Authority, the Trustee or any other party, and, further, that the Loan Payments and the other payments due hereunder shall continue to be payable at the times and in the amounts specified herein, whether or not the Facilities or the Plant, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities or the Plant shall be used or useful, and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities or the Plant, or for any other reason.
SECTION 5.6        Payment of Expenses. The Company shall pay all of the Administration Expenses of the Authority and the compensation and the reimbursement of expenses and advances of the Trustee, any paying agent, any co-paying agent, and the registrar under the Indenture, such payments to be made directly to such entities.
SECTION 5.7        Indemnification. To the extent permitted by law, the Company agrees to indemnify, hold harmless and defend the Authority, the Trustee and their officers, directors, employees and agents (collectively, the "Indemnified Persons"), against any and all fees, costs and charges, losses, damages, claims, actions, liabilities and expenses of any conceivable nature, kind or character (including, without limitation, reasonable fees and expenses of attorneys, accountants, consultants and other experts, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) to which the Indemnified Persons, or any of them, may become subject under or any statutory law (including federal or state securities laws) or at common law or otherwise, arising out of or based upon or in any way relating to:
(a)the Bonds, the Collateral Trust Mortgage Bonds, the Indenture, the Loan Agreement, or the Company Mortgage (collectively, the "Documents") or the execution or amendment hereof or thereof or in connection with transactions contemplated hereby or thereby, including the issuance, sale or resale of the Bonds;
(b)the performance and observance by or on behalf of the Authority or the Trustee of those things on the part of the Authority or the Trustee, as applicable, agreed to be performed or observed hereunder and under the Documents;
(c)any act or omission of the Company or any of their agents, contractors, servants, employees, tenants or licensees in connection with the Facilities, the operation of the Facilities, or the condition, environmental or otherwise, occupancy, use, possession, conduct or management of work done in or about, or from the planning, design, acquisition, installation or construction of, the Facilities or any part thereof;
(d)any lien or charge upon payments by the Company to the Authority and the Trustee hereunder, or any taxes (including, without limitation, all ad valorem taxes and sales taxes), assessments, impositions and other charges imposed on the Authority or the Trustee in respect of any portion of the Facilities;

(e)any violation of any environmental laws with respect to, or the release of any Hazardous Substances from, the Facilities or any part thereof;
(f)the defeasance and/or redemption, in whole or in part, of the Bonds or the Collateral Trust Mortgage Bonds;
(g)any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact relating to the Company or the Facilities contained in any offering or disclosure document or disclosure or continuing disclosure document for the Bonds or any of the documents relating to the Bonds, or any omission or alleged omission from any offering or disclosure document or disclosure or continuing disclosure document for the Bonds relating to the Company or the Facilities of any material fact necessary to be stated therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;
(h)any declaration of taxability of interest on the Bonds, or allegations that interest on the Bonds is taxable or any regulatory audit or inquiry regarding whether interest in the Bonds is taxable;
(i)the Trustee’s acceptance or administration of the trust of the Indenture, or the exercise or performance of any of its powers or duties thereunder or under any of the Documents;
(j)any injury to or death of any Person or damage to property in or upon the Facilities or growing out of or connected with the use, nonuse, condition or occupancy of the Facilities;
except in the case of the foregoing indemnification of the Indemnified Persons, to the extent such damages are caused by the negligence or bad faith of the Trustee.
In the event that any action or proceeding is brought against any Indemnified Person with respect to which indemnity may be sought hereunder, the Company, upon written notice from the Indemnified Person, shall assume the investigation and defense thereof, including the employment of counsel selected by the Indemnified Person, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in their sole discretion; provided that the Indemnified Person shall have the right to review and approve or disapprove any such compromise or settlement. Each Indemnified Person shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that such Indemnified Person may only employ separate counsel at the expense of the Company if in the judgment of such Indemnified Person a conflict of interest exists by reason of common representation or if all parties commonly represented do not agree as to the action (or inaction) of counsel.
The rights of any persons to indemnity hereunder and rights to payment of fees and reimbursement of expenses shall survive the final payment or defeasance of the Bonds and in the case of the Trustee any resignation or removal. The provisions of this Section shall remain valid and in effect notwithstanding repayment of the loan hereunder or payment, redemption or defeasance of the Bonds or termination of this Loan Agreement or the Indenture.
SECTION 5.8        Payment of Taxes; Discharge of Liens. The Company shall: (a) pay, or make provision for payment of, all lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, levied or assessed by any federal, state or municipal government or political body upon the Authority upon any amounts payable hereunder; and (b) pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, any lien or charge upon any amounts payable hereunder, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon such amounts; provided, that, if the Company shall first notify the Authority and the Trustee of its intention so to do, the Company may in good faith contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless by nonpayment of any such items the lien of the Indenture as to the amounts payable hereunder will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Authority shall cooperate fully with the Company in any such contest.
SECTION 5.9        Issuance, Delivery and Surrender of Collateral Trust Mortgage Bonds. (a) The obligation of the Company set forth in Section 5.2 hereof to make the Loan Payments required therein with respect to the Series 2021A Bonds shall be evidenced by a series of Collateral Trust Mortgage Bonds. The Company shall issue and deliver to the Authority Collateral Trust Mortgage Bonds as provided in subsection (b) of this Section 5.9.
(b)The obligations of the Company to make payments under Section 5.2 hereof in respect of the Series 2021A Bonds shall be evidenced by a series of Collateral Trust Mortgage Bonds with the excess of the principal amount of the Collateral Trust Mortgage Bonds over the principal amount of the Series 2021A Bonds to be applied to the payment of accrued interest on the Series 2021A Bonds. Concurrently with the issuance and delivery by the Authority of the Series 2021A Bonds, the Company shall issue and deliver to the Authority a series of Collateral Trust Mortgage Bonds (i) maturing on the stated maturity date of the Series 2021A Bonds, (ii) in a principal amount equal to the sum of (A) the aggregate principal amount of the Series 2021A Bonds and (B) an amount equal to eight and one-half months interest on the Series 2021A Bonds, (iii) containing redemption provisions correlative to the redemption provisions of the Indenture relating to the Series 2021A Bonds requiring mandatory redemption thereof, (iv) requiring payments to be made to the Trustee for the account of the Authority, and (v) bearing no interest.
(c)The obligation of the Company to make any payment of the principal of or premium, if any, or interest on the Collateral Trust Mortgage Bonds, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Authority thereunder in respect of the principal of or premium, if any, or interest on the Series 2021A Bonds, all in accordance with the provisions of the Company Mortgage.

(d)The Authority shall not sell, assign or transfer the Collateral Trust Mortgage Bonds, except to the extent provided in Section 5.5 hereof. In view of the pledge and assignment referred to in said Section 5.5, the Authority agrees that (i) in satisfaction of the obligations of the Company set forth in paragraph (b) of this Section 5.9 with respect to the Series 2021A Bonds, the Collateral Trust Mortgage Bonds shall be issued and delivered to, registered in the name of, and held by the Trustee for the benefit of the owners and holders from time to time of the Series 2021A Bonds; (ii) the Indenture shall provide that the Trustee shall not sell, assign or transfer the Collateral Trust Mortgage Bonds except to a successor trustee under the Indenture, and shall surrender Collateral Trust Mortgage Bonds to the Company Mortgage Trustee in accordance with the provisions of subsection (e) of this Section; and (iii) the Company may take such actions as it shall deem to be desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on each Collateral Trust Mortgage Bond and the issuance of stop-transfer instructions to the Company Mortgage Trustee or any other transfer agent under the Company Mortgage. Any action taken by the Trustee in accordance with the provisions of Section 4.8 of the Indenture shall be binding upon the Company.

(e)At the time any Series 2021A Bonds cease to be outstanding (other than by reason of the payment or redemption of Collateral Trust Mortgage Bonds and other than by reason of the applicability of clause (c) in the definition of "outstanding" herein), the Authority shall cause the Trustee to surrender for cancellation to the Company Mortgage Trustee Collateral Trust Mortgage Bonds in an aggregate principal amount equal to the sum of (i) the aggregate principal amount of the Series 2021A Bonds which so cease to be outstanding and (ii) an amount equal to eight and one-half months interest on the amount of Series 2021A Bonds which so cease to be outstanding.

(f)For the purpose of determining whether or not any payment of the principal of or premium, if any, or interest on the Collateral Trust Mortgage Bonds shall have been made in full, any moneys paid by the Company in respect of the Collateral Trust Mortgage Bonds which shall have been withdrawn by the Trustee from the Bond Fund pursuant to Section 5.4 of the Indenture shall be deemed to have been paid by the Company to the Trustee pursuant to Section 5.2 hereof and not to have been paid by the Company in respect of the Collateral Trust Mortgage Bonds.

(g) The obligation of the Company set forth in Section 5.2 hereof to make Loan Payments therein with respect to any Additional Bonds may be evidenced by one or more series of Collateral Trust Mortgage Bonds on terms and conditions that will be set forth in either an amendment or supplement to this Agreement or a supplemental indenture to the Indenture.

ARTICLE VI
SPECIAL COVENANTS AND AGREEMENTS

SECTION 6.1        Maintenance of Existence. The Company shall maintain its organizational existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge with or into another entity; provided, however, that the Company may consolidate with or merge with or into, or sell or otherwise transfer all or substantially all of its assets (and thereafter dissolve) to, another entity, organized under the laws of the United States, one of the states thereof or the District of Columbia, if the surviving, resulting or transferee entity, as the case may be (if other than the Company), prior to or simultaneously with such consolidation, merger, sale or transfer, assumes, by delivery to the Trustee of an instrument in writing satisfactory in form and substance to the Trustee, all of the obligations of the Company hereunder and under the Collateral Trust Mortgage Bonds, and provided that both immediately prior to such dissolution, disposal, consolidation or merger and after giving effect thereto, no Event of Default under this Agreement (or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default under this Agreement) shall have occurred and be continuing.
If a consolidation, merger or sale or other transfer is made as permitted by this Section 6.1, the provisions of this Section 6.1 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 6.1.
SECTION 6.2        Arbitrage Covenant. The Authority and the Company covenant that the proceeds of the sale of the Bonds, the earnings thereon, and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) will not be used in a manner which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. The Company further covenants that: (a) all actions with respect to the Bonds required by Section 148(f) of the Code shall be taken; (b) it shall make the determinations required by paragraph (b) of Section 7.2 of the Indenture and promptly notify the Trustee of the same, together with supporting calculations; and (c) it shall within twenty-five (25) days after (i) the calendar date which corresponds to the final maturity of the respective series of Bonds and each anniversary thereof falling on or after the date of initial authentication and delivery thereof up to and including the final maturity of such series of the Bonds, unless the final payment, whether upon redemption in whole or at maturity, of such Bonds shall have occurred prior to such anniversary, and (ii) such final payment, file with the Trustee a statement signed by the chief financial officer of the Company (or person performing similar functions) to the effect that the Company is then in compliance with its covenants contained in clauses (a) and (b) of this sentence, together with supporting calculations; provided, however, that if the Company shall furnish an opinion of Bond Counsel to the Trustee to the effect that no further action by the Company is required for such compliance with respect to the Bonds, the Company shall not thereafter be required to deliver any such statements or calculations.

SECTION 6.3.        Bonds are Limited Obligations. The Bonds shall be limited obligations of the Authority, payable solely out of the Revenues.
THE BONDS ARE LIMITED AND SPECIAL OBLIGATIONS OF THE AUTHORITY AND DO NOT CONSTITUTE OR CREATE AN OBLIGATION, GENERAL OR SPECIAL, DEBT, LIABILITY OR MORAL OBLIGATION OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISIONS WHATSOEVER AND NEITHER THE FAITH OR CREDIT NOR THE TAXING POWER OF THE STATE OR OF ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON THE BONDS. THE BONDS ARE NOT A GENERAL OBLIGATION OF THE AUTHORITY (WHICH HAS NO TAXING POWER AND RECEIVES NO FUNDS FROM ANY GOVERNMENTAL BODY) BUT ARE A LIMITED AND SPECIAL REVENUE OBLIGATION OF THE AUTHORITY PAYABLE SOLELY FROM THE REVENUES.
SECTION 6.4        Tax-Exempt Status of Bonds. The Authority and the Company mutually covenant and agree that neither of them shall take or authorize or permit any action to be taken, and have not taken or authorized or permitted any action to be taken, which results in interest paid on the Bonds being included in gross income for purposes of federal income taxes. Without limiting the generality of the foregoing, the Company further covenants, represents and agrees as follows:
(a)Substantially all of the net proceeds of the sale of the Series 1984 Bonds have been used to undertake the acquisition of air or water pollution control or sewerage or solid waste disposal facilities within the meaning of Section 103(b)(4) of the Internal Revenue Code of 1954, as amended. All of the proceeds of the Series 1984 Bonds and the Series 2016B Bonds have been expended.
(b)The weighted average maturity of the Series 2021A Bonds does not exceed 120% of the reasonably expected economic life of the Facilities financed with the proceeds of the Series 1984 Bonds.
(c)The principal amount of the Series 2021A Bonds shall not exceed the outstanding principal amount of the Series 2016B Bonds.
(d)The Series 2021A Bonds are not and will not be "federally guaranteed" (as defined in Section 149(b) of the Code).
(e)None of the proceeds of the Series 2021A Bonds will be used, and none of the proceeds of the Series 1984 Bonds or the Series 2016B Bonds were used, to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(f)The information furnished by the Company and used by the Authority in preparing its No-Arbitrage Certificate dated the issue date of the Series 2021A Bonds is accurate and complete as of the date of the issuance of the Series 2021A Bonds.
(g)None of the proceeds of the Series 2021A Bonds will be used to finance Costs of Issuance of the Series 2021A Bonds.
(h)The Company will take no action that would cause any funds constituting gross proceeds of the Series 2021A Bonds to be used in a manner as to constitute a prohibited payment under the applicable regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code and the applicable regulations thereunder.
The Company will not knowingly take any action, or knowingly omit to take any action, which action or omission will adversely affect the exclusion from gross income of the holders thereof for federal income tax purposes of interest on the Bonds (other than holders who are substantial users of the Facilities or related persons within the meaning of section 147(a) of the Code), and in the event of such action or omission (whether taken with knowledge or not) will promptly, upon receiving knowledge thereof, take all lawful actions, based on advice of Bond Counsel and at the Company's expense, as may rescind or otherwise negate such action or omission.
The covenants and agreements contained in this Section 6.4 shall survive any termination of this Agreement.
SECTION 6.5        State Bond Commission Reporting Requirements. The Company covenants that it shall furnish to the Authority and Bond Counsel such information necessary to satisfy the reporting requirements of La. R.S. 39:1405.4, as may be amended from time to time. This information shall be delivered to the Authority and Bond Counsel not less than five business days prior to the date such information is to be reported to the Louisiana State Bond Commission.
SECTION 6.6     Compliance with Law. The Company shall, throughout the term of this Agreement and at no expense to the Authority, promptly comply or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities that are applicable to the Facilities or to the repair and alteration thereof, or to the use or manner of use of the Facilities and which, if there is non-compliance, would materially adversely affect or impair the obligations of the Company under this Agreement or the ability of the Company to discharge such obligations. Notwithstanding the foregoing, the Company shall have the right to contest the legality of any such law, ordinance, order, rule, regulation or requirement as applied to the Facilities provided that in the opinion of counsel to the Company such contest shall not in any way materially adversely affect or impair the obligations of the Company under this Agreement or the ability of the Company to discharge such obligations.

SECTION 6.7        No Warranty. The Authority makes no warranty, either express or implied, as to the Facilities, including, without limitation, title to the Facilities or the actual or designed capacity of the Facilities, as to the suitability or operation of the Facilities for the purposes specified in this Agreement, as to the condition of the Facilities or as to the suitability thereof for the Company's purposes or needs or as to compliance of the Facilities with applicable laws and regulations or the ability of the Company to discharge the Bonds. The Company covenants with the Authority that it will make no claim against the Authority for any deficiency which may at any time exist in the Facilities, nor will it assert against the Authority any other claim for breach of warranty with respect to the Facilities. The obligations of the Company under this Section shall survive any assignment or termination of this Agreement.

ARTICLE VII
ASSIGNMENT, LEASING AND SELLING

SECTION 7.1        Limitation. This Agreement shall not be assigned nor shall the Facilities be leased or sold, in whole or in part, except as provided in this Article VII or in Section 6.1 hereof or in the Indenture.
SECTION 7.2        Authority's Rights of Assignment. The Authority may, only in accordance with the Indenture, assign its rights and interests under this Agreement as set forth in Section 5.5 hereof (including the Collateral Trust Mortgage Bonds) and pledge the moneys receivable hereunder to the Trustee as security for payment of the principal of and premium, if any, and interest on the Bonds and all amounts payable under the Indenture, the Bonds and this Agreement. The Company hereby assents to such assignments and agrees that the Trustee may exercise and enforce in accordance with the Indenture any of the rights of the Authority under this Agreement or the Collateral Trust Mortgage Bonds. Any such assignment, however, shall be subject to all of the rights and privileges of the Company as provided in this Agreement.
SECTION 7.3        Assignment by the Company. The Company's interest in this Agreement may be assigned in whole or in part, and the Facilities may be leased or sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the condition that no assignment, lease or sale (other than as described in Section 6.1 hereof) shall relieve the Company from primary liability for its obligations under Section 5.2 hereof to pay the Loan Payments, or for any other of its obligations hereunder or under the Collateral Trust Mortgage Bonds, other than those obligations relating to the operation, maintenance and insurance of the Facilities, which obligations (to the extent of the interest assigned, leased or sold and to the extent assumed by the assignee, lessee or purchaser) shall be deemed to be satisfied and discharged.
After any lease or sale of any element or unit of the Facilities, or any interest therein, such element or unit, or interest therein, shall no longer be deemed to be part of the Facilities for the purposes of this Agreement.
The Company shall, within fifteen (15) days after the delivery thereof, furnish to the Authority and the Trustee a true and complete copy of the agreements or other documents effectuating any such assignment, lease or sale.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1        Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":
(a)an "Event of Default" as such term is defined in Section 901 of the Company Mortgage; or
(b)a failure by the Company to make when due any Loan Payments required to be made pursuant to Section 5.2 hereof, which failure shall have resulted in an "Event of Default" under Section 10.1(a) or (b) of the Indenture; or
(c)a failure by the Company to pay when due any other amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Authority and the Trustee shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued.
SECTION 8.2        Force Majeure. The provisions of Section 8.1 hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the government of the United States or of the State of Louisiana, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornados; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage of, or accident to, machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Section 5.2 hereof to pay the Loan Payments and its obligations under Sections 5.8, 6.1, 6.4 and 9.1 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course, is in the judgment of the Company, unfavorable to the Company.

SECTION 8.3        Remedies on Default. (a) Upon the occurrence and continuance of any Event of Default described in clause (a) of Section 8.1 hereof, the Trustee, as the holder of the Collateral Trust Mortgage Bonds, shall, subject to the provisions of the Indenture, have the rights provided in the Company Mortgage.
(b)Upon the occurrence and continuance of any Event of Default described in Section 8.1 hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have become immediately due and payable pursuant to any provision of the Indenture, the Loan Payments required to be paid pursuant to Section 5.2 hereof shall, without further action, become and be immediately due and payable.
(c)Upon the occurrence and continuance of any Event of Default, the Authority with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity (including as a holder of the Collateral Trust Mortgage Bonds) to collect the payments then due and thereafter to become due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.
(d)Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.
(e)In case any proceeding taken by the Authority or the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Authority or the Trustee, then and in every such case the Authority and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Authority and the Trustee shall continue as though no such proceeding had been taken.
SECTION 8.4        No Remedy Exclusive. No remedy conferred upon or reserved to the Authority or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article.
SECTION 8.5        Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein or in the Collateral Trust Mortgage Bonds, the Company agrees that it will on demand therefor pay to the Authority or the Trustee, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred.

SECTION 8.6        Waiver of Breach. In the event that any agreement contained herein shall be breached by either the Company or the Authority and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Authority's rights in and under this Agreement to the Trustee under the Indenture, the Authority shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences, and any waiver of any "Event of Default" under the Company Mortgage and a rescission and annulment of its consequences, shall constitute a waiver of the corresponding Event of Default hereunder or an "Event of Default" thereunder and a rescission and annulment of the consequences thereof.

ARTICLE IX
REDEMPTION OR PURCHASE OF BONDS

SECTION 9.1        Redemption of Bonds. The Authority shall take the actions required by the Indenture to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then outstanding, upon receipt by the Authority and the Trustee from the Company of a notice designating the principal amounts, series and maturities of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption, which shall not be less than forty-five (45) days from the date such notice is given (or such shorter period as may be agreed to by the Trustee), and the applicable redemption provision of the Indenture. Unless otherwise stated therein or otherwise required by the Indenture, such notice shall be revocable by the Company at any time prior to the time at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article IX of the Indenture. The Company shall furnish, as a prepayment of the Loan Payments, any moneys or Government Securities (as defined in the Indenture) required by the Indenture to be deposited with the Trustee or otherwise paid by the Authority in connection with any of the foregoing purposes.
SECTION 9.2        Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a written notice directing the Trustee to apply such moneys to the purchase in the open market of Bonds in the principal amounts and of the series and maturities specified in such notice, and any Bonds so purchased shall thereupon be canceled by the Trustee.

ARTICLE X

MISCELLANEOUS

SECTION 10.1    Notices. Except as otherwise provided in this Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to the Authority, the Company or the Trustee. Copies of each notice, certificate or other communication given hereunder by or to the Company shall be mailed by registered or certified mail, postage prepaid, to the Trustee; provided, however, that the effectiveness of any such notice shall not be affected by the failure to send any such copies. Notices, certificates or other communications shall be sent to the following addresses:
Company:    Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, LA 70113
ATTN: Steven C. McNeal, Vice President and Treasurer
Phone: 504-576-4363
Email: smcneal@entergy.com

Authority:    Louisiana Local Government Environmental Facilities and Community Development Authority
5420 Corporate Boulevard, Ste. 205
Baton Rouge, LA 70808
ATTN: Executive Director
Phone: 225-615-8457
Email: Ty.Carlos@louisianacda.com
Trustee and
Bond Registrar:    The Bank of New York Mellon
Corporate Trust Division
4655 Salisbury Road, Suite 300
Jacksonville, FL 32256
ATTN: Cindy Moore, Vice President
Phone: 904-645-1943
Email: cindy.moore@bnymellon.com

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.
SECTION 10.2    Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

SECTION 10.3    Execution of Counterparts; Electronic Signatures. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The words “execution,” signed” and “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement (to the extent permissible under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 10.4    Amounts Remaining in Bond Fund. It is agreed by the parties hereto that after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), (ii) the Administration Expenses of the Authority, and (iii) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in the Bond Fund shall belong to and be paid by the Trustee, upon written instruction, to the Company.
SECTION 10.5    Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated nor any provision waived without the written consent of the Trustee, which shall not be unreasonably withheld.
SECTION 10.6    Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State.
SECTION 10.7    Authorized Company Representatives. An Authorized Company Representative shall act on behalf of the Company whenever the approval of the Company is required or the Company requests the Authority to take some action, and the Authority and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.
SECTION 10.8    Term of the Agreement. This Agreement shall be in full force and effect from the date hereof until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, terminated and become void in accordance with Article IX of the Indenture and until all payments required under this Agreement shall have been made.
SECTION 10.9    No Personal Liability. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Authority in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.
SECTION 10.10.    Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Company, the Trustee and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that any monetary obligation of the Authority created by or arising out of this Agreement shall be payable solely out of the Revenues and shall not constitute, and no breach of this Agreement by the Authority shall impose, a pecuniary liability upon the Authority or a charge upon the Authority's general credit.

[Signature page to Loan Agreement]
IN WITNESS WHEREOF, the Authority and the Company have caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date set forth above.

Louisiana Local Government Environmental Facilities and Community Development Authority

By /s/ Ty E. Carlos
Executive Director

ATTEST:
By /s/ Amy K. Cedotal
Assistant Secretary

ENTERGY LOUISIANA, LLC

By    /s/ Kevin J. Marino
    Name:    Kevin J. Marino
Title:    Assistant Treasurer

Exhibit 4(c)
EXHIBIT A

CONTINUING DISCLOSURE AGREEMENT

CONTINUING DISCLOSURE AGREEMENT
This Continuing Disclosure Agreement (this “Disclosure Agreement”) is executed and delivered by Entergy Louisiana, LLC, a Texas limited liability company (the “Company”), and The Bank of New York Mellon, as trustee under the Indentures referred to below (in such capacity herein, together with any successors in such capacity, called the “Trustee”), as of the date set forth on the signature page hereof.
W I T N E S S E T H
WHEREAS, the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Authority”) proposes to issue (i) $16,200,000 aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Refunding Bonds (Entergy Louisiana, LLC Project) Series 2021A (the “Series 2021A Bonds”), which Series 2021A Bonds are being issued pursuant to a Trust Indenture (Series 2021A), dated as of April 1, 2021 (the “2021A Indenture”), between the Authority and the Trustee and (ii) $182,480,000 aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Refunding Bonds, Series 2021B (Entergy Louisiana, LLC Project) (the “Series 2021B Bonds” and, together with the Series 2021A Bonds, the “Bonds”), which Series 2021B Bonds are being issued pursuant to a Trust Indenture (Series 2021B), dated as of April 1, 2021 (the “2021B Indenture” and, together with the 2021A Indenture, the “Indentures”), between the Authority and the Trustee;
WHEREAS, the Bonds are being issued for the purpose of providing funds to refinance certain water pollution and sewage control facilities at the Company’s River Bend Station Unit 1, a boiling water nuclear electric generating plant, and for the purpose of providing funds to refinance the Company's obligations incurred to refinance certain air and water pollution control facilities and sewerage and solid waste disposal facilities at Unit 3 (Nuclear) of the Waterford Steam Electric Station of the Company; and
WHEREAS, in connection with the issuance of the Bonds, the Authority and the Company will enter into a Loan Agreement (Series 2021A) with respect to the Series 2021A Bonds, dated as of April 1, 2021 (the “2021A Loan Agreement”), and a Loan Agreement (Series 2021B) with respect to the Series 2021B Bonds, dated as of April 1, 2021 (the “2021B Loan Agreement” and, together with the 2021A Loan Agreement, the “Loan Agreements”).
NOW, THEREFORE, the Company and the Trustee covenant and agree as follows:
SECTION 1. Purpose of this Disclosure Agreement. This Disclosure Agreement is being executed and delivered by the Company for the benefit of the Holders (as hereinafter defined) and in order to assist each Participating Underwriter (as hereinafter defined) in complying with the Rule (as hereinafter defined). The Company acknowledges that the Authority has not undertaken any responsibility with respect to any reports, notices or disclosures provided or required under this Disclosure Agreement or the Rule and has no liability to any person, including any Holder of the Bonds, with respect to any such reports, notices or disclosures or the Rule.
SECTION 2. Definitions. In addition to the definitions set forth in the Indentures, which apply to any capitalized term used in this Disclosure Agreement unless otherwise defined in this Section, the following capitalized terms shall have the following meanings:
“1934 Act” shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time.
“Annual Report” shall mean any Annual Report provided by the Company pursuant to, and as described in, Sections 3 and 4 of this Disclosure Agreement.
“EMMA” shall mean the Electronic Municipal Market Access system and the EMMA Continuing Disclosure Service of MSRB, or any successor thereto approved by the SEC, as a repository for municipal continuing disclosure information pursuant to the Rule.
“Holder” shall mean any registered owner of the Series 2021A Bonds or the Series 2021B Bonds or any person who has or shares the power, directly or indirectly, to make investment decisions with respect to, or to vote or consent with respect to, the Series 2021A Bonds or the Series 2021B Bonds, but shall not include persons who have rights to acquire Bonds in the future.
“Listed Events” shall mean any of the events listed in Section 5 of this Disclosure Agreement.
“MSRB” shall mean the Municipal Securities Rulemaking Board, or any successor thereto or other entity designated or authorized by the SEC to receive reports pursuant to the Rule.
“Participating Underwriter” shall mean the original underwriters of the Bonds which are required to comply with the Rule in connection with the offering of the Bonds.
“Rule” shall mean Rule 15c2-12 adopted by the SEC under the 1934 Act, as in effect on the date of this Disclosure Agreement and any amendment required by law or regulation of the SEC to be complied with in connection with the offering of the Bonds.
“SEC” shall mean the Securities and Exchange Commission or any successor agency thereto.
SECTION 3. Provision of Annual Reports. The Company shall provide not later than one hundred twenty (120) days after the close of its fiscal year, commencing with the fiscal year ending December 31, 2021, to EMMA, an Annual Report (in an electronic format as prescribed by the MSRB) in compliance with the requirements of Section 4 of this Disclosure Agreement; provided that so long as the Company files annual reports under Sections 13 or 15 of the 1934 Act, it may satisfy such requirement by delivery to EMMA of an instrument incorporating by reference the fiscal year-end report filed in accordance with the 1934 Act for that year, which instrument shall state that such fiscal year-end report constitutes the Annual Report for that year.
If the Company is unable to provide the MSRB an Annual Report by the date required above, the Company shall, in a timely manner, file or cause to be filed with the MSRB a notice of such failure to file listing the anticipated date of such filing.
SECTION 4. Content of Annual Reports. The Company’s Annual Report for any year shall consist of the Company’s Annual Report on Form 10-K for such year filed under the 1934 Act as provided in Section 3 (or any successor form adopted by the SEC) which reports as provided in Section 3 may be provided through a notice cross referencing the filed report as described in Section 3. In the event the Company no longer files annual reports under Section 13 or 15 of the 1934 Act, the Company’s Annual Report shall consist of a copy of its audited financial statements, prepared in accordance with United States generally accepted accounting principles, meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended.
SECTION 5. Reporting of Listed Events. The Company shall provide (i) to EMMA and (ii) to the Trustee, timely notice of the occurrence of any of the following events with respect to the Bonds;
(i)    Principal and interest payment delinquencies;
(ii)    Occurrence of any Event of Default, under and as defined in, the 2021A Indenture or the 2021B Indenture (other than payment-related defaults), if material;
(iii)    Unscheduled draws on debt service reserves reflecting financial difficulties;
(iv)    Unscheduled draws on credit enhancements reflecting financial difficulties;
(v)    Substitution of credit or liquidity providers, or their failure to perform;
(vi)    Adverse tax opinions, the issuance by the Internal Revenue Service of proposed or final determinations of taxability, Notices of Proposed Issue (IRS Form 5701-TEB) or other material notices or determinations with respect to the tax status of the Series 2021A Bonds or the Series 2021B Bonds or other material events affecting the tax status of the Series 2021A Bonds or the Series 2021B Bonds;
(vii)    Modifications to rights of Holders, if material;

(viii)    Bond calls, if material, with respect to the Series 2021A Bonds or the Series 2021B Bonds, and tender offers with respect to the Series 2021A Bonds or the Series 2021B Bonds;
(ix)    Defeasances with respect to the Series 2021A Bonds or the Series 2021B Bonds;
(x)    Release, substitution or sale of property securing repayment of the Series 2021A Bonds or the Series 2021B Bonds, if material;
(xi)    Rating changes;
(xii)    Bankruptcy, insolvency, receivership or similar event of the Company;
(xiii)    Consummation of a merger, consolidation, or acquisition involving the Company or the sale of all or substantially all of the assets of the Company, other than in the ordinary course of business, the entry into a definitive agreement to undertake such an action or the termination of a definitive agreement relating to any such actions, other than pursuant to its terms, if material;
(xiv)    Appointment of a successor or additional trustee or the change of the name of a trustee, if material;
(xv)     Incurrence of a financial obligation (as defined in the Rule) of the Company, if material, or agreement to covenants, events of default, remedies, priority rights, or other similar terms of a financial obligation of the Company, any of which affect Holders, if material;
(xvi)     Default, event of acceleration, termination event, modification of terms, or other similar events under the terms of a financial obligation (as defined in the Rule) of the Company, any of which reflect financial difficulties; or
(xvii)    Any failure of the Company to provide an Annual Report on or before the date by which that Annual Report is required to be provided hereunder.
SECTION 6. Termination of Reporting Obligation. The Company’s obligations under this Disclosure Agreement with respect to the Series 2021A Bonds or the Series 2021B Bonds shall terminate with respect to the applicable series of Bonds if the Company is no longer an “obligated person” within the meaning of the Rule, including upon the defeasance, prior redemption or payment in full of all of the applicable series of Bonds. The Company may not assign or transfer its obligations under the 2021A Loan Agreement or the 2021B Loan Agreement to any other person, corporation or entity, unless such person, corporation or entity assumes in writing the Company’s obligations and responsibilities for compliance with this Disclosure Agreement as an “obligated person” within the meaning of the Rule in the same manner as if it were the Company, and only thereafter shall the Company have no further responsibility hereunder.
SECTION 7. Amendment; Waiver. Notwithstanding any other provision of this Disclosure Agreement, the Company and the Trustee may amend this Disclosure Agreement (and the Trustee shall agree to any amendment so requested by the Company provided such amendment is not adverse to the Trustee), and any provision of this Disclosure Agreement may be waived, if such amendment or waiver is supported by an opinion of counsel expert in United States federal securities laws selected by the Company, to the effect that such amendment or waiver would not, in and of itself, have caused the undertakings herein not to comply with the Rule if such amendment or waiver had been effective on the date hereof, but taking into account any subsequent change in, or official interpretation of, the Rule.
SECTION 8. Additional Information; Document Format. (a) Nothing in this Disclosure Agreement shall be deemed to prevent the Company from disseminating any other information, using the means of dissemination set forth in this Disclosure Agreement or any other means of communication, or including any other information in any Annual Report or notice of occurrence of a Listed Event, in addition to that which is required by this Disclosure Agreement. If the Company chooses to include any information in any Annual Report or notice of occurrence of a Listed Event in addition to that which is specifically required by this Disclosure Agreement, the Company shall have no obligation under this Disclosure Agreement to update such information or include it in any future Annual Report or notice of occurrence of a Listed Event.
(b)    All documents provided to EMMA shall be accompanied by identifying information prescribed by the MSRB.
SECTION 9. Default. In the event of the failure by the Company to comply with any provision of this Disclosure Agreement, the Trustee may (and, at the request of the Holders of at least 25% aggregate principal amount of outstanding Bonds of the applicable series shall), and any Holder may take such actions as may be necessary and appropriate, including seeking a mandate or specific performance by court order, to cause the Company to comply with its obligations under this Disclosure Agreement. A default under this Disclosure Agreement shall not be deemed an Event of Default under the 2021A Indenture, the 2021A Loan Agreement, the 2021B Indenture or the 2021B Loan Agreement, and the sole remedy under this Disclosure Agreement in the event of any failure of the Company to comply with this Disclosure Agreement shall be an action to compel performance.
SECTION 10. Duties, Immunities and Liabilities of Trustee. The Trustee shall have the protections, immunities, standard of care and limited liability afforded under Article XI of each Indenture.
SECTION 11. Beneficiaries. This Disclosure Agreement shall inure solely to the benefit of the Authority, the Company, the Trustee, the Participating Underwriters and the Holders from time to time of the Bonds, and shall create no rights in any other person or entity.

SECTION 12. Notices. Except as otherwise provided in this Disclosure Agreement, all notices and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed as follows: if to the Trustee, at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, Attention: Global Corporate Trust Division, and if to the Company, at 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention: Kevin J. Marino. The Trustee and the Company may by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent. Anything herein to the contrary notwithstanding, any notice required to be delivered hereunder may also be delivered by electronic means including, without limitation, email.
SECTION 13. Severability. Any provision of this Disclosure Agreement which is held by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering that or any other provision of this Disclosure Agreement invalid, illegal or unenforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
SECTION 14. Governing Law. This Disclosure Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to the conflict of laws provisions thereof.
SECTION 15. Counterparts. This Disclosure Agreement may be executed in several counterparts, each of which shall be original and all of which shall constitute but one and the same instrument. The words “execution,” “signed” and “signature” and words of like import in this Disclosure Agreement or in any other certificate, agreement or document related to this Disclosure Agreement (to the extent permissible under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

ENTERGY LOUISIANA, LLC

By:____________________________
Name: Kevin J. Marino
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON.
solely in its capacity as Trustee under the Indentures

By:____________________________
Name: Latoya S. Elvin
Title: Vice President

Date: April 1, 2021